EXHIBIT 99.2

         Amendment No. 1 dated as of July ____, 1999 to the AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of July 19, 1999, made and entered into by and among Aris Industries, Inc., a New York corporation ("Parent"), XOXO Acquisition Corp., a Delaware corporation (wholly owned by Parent ("Sub"), Lola, Inc., a California corporation (the "Company" and, collectively with Sub, the "Constituent Corporations") wholly owned by Gregg Fiene, ("Fiene"), an individual residing in California, Michele Bohbot ("Bohbot"), an individual residing in California and Lynne Fiene Hanson ("Hanson").


                                R E C I T A L S:

         A. The Parent's Lenders have requested that the Merger contemplated by the Agreement be accomplished by merging the Company with and into Europe Craft Imports, Inc. ("ECI"), a New Jersey corporation that is wholly owned by Parent.

         B. Sub has filed an amendment changing its name to "XOXO Clothing Company, Incorporated."

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendment to Merger. The Agreement is hereby amended to provide that, at the Closing, the Company merge with and into ECI, in accordance with the laws of the states of New Jersey and California and that all references in the Agreement to the Sub be deemed to refer to ECI rather than XOXO Acquisition Corp.

         2. Contribution of the Company's Assets to XOXO. Immediately following the effectiveness of the Merger, ECI shall contribute all of the assets of Lola to Sub, and Sub shall assume all of the liabilities of Lola.

         3. No Other Amendments. Other than as set forth in the immediately preceding two paragraphs, all other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Undersigned have executed this Amendment as of July ___, 1999.

                                            ARIS INDUSTRIES, INC.





                                            By: /s/ David Fidlon
                                                --------------------------------
                                                David Fidlon, President



                                            XOXO CLOTHING COMPANY, INCORPORATED
                                            (formerly known as XOXO Acquisition
                                            Corp.)





                                            By: /s/ David Fidlon
                                                --------------------------------



                                            EUROPE CRAFT IMPORTS, INC.



                                            By: /s/ David Fidlon
                                                --------------------------------



                                            LOLA, INC.

                                            By: /s/ Gregg Fiene
                                                --------------------------------